SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          February 5, 2002

RESTORATION HARDWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24261	68-0140361
(Commission File Number)	(IRS Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of Principal Executive Offices)	(Zip Code)

(415) 924-1005
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

     On February 5, 2002, the Registrant issued a press release announcing the repayment in full of the $5 million balance due under the September 2000 33-month term loan from Back Bay Capital. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 5, 2002, regarding the repayment in full of the $5 million balance due under the September 2000 33-month term loan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC

Dated: February 8, 2002	By:	/s/ Gary G. Friedman

Gary G. Friedman, President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated February 5, 2002, regarding the repayment in full of the $5 million balance due under the September 2000 33-month term loan.